For Immediate Release

Condor Hospitality Trust Reports First Quarter 2018 Results

BETHESDA, MD, May 9, 2018 – Condor Hospitality Trust, Inc. (NYSE American: CDOR) (the “Company”) today announced results for the first quarter ended March 31, 2018.

FIRST QUARTER RELEASE FINANCIAL HIGHLIGHTS

•	Revenue of $16.7 million a 61% Increase to Revenue of $10.4 million in Last Year’s First Quarter
•	Net Earnings Attributable to Common Shareholders of $0.6 million or $0.05 per Diluted Share
•	Adjusted Funds from Operations Increased to $3.5 million, or $0.29 per Diluted Share, a 994% increase from $0.3 million in Last Year’s First Quarter
•	Hotel EBITDA Increased to $7.4 million from $4.0 million, and Adjusted EBITDAre Increased 136% Over Last Year’s First Quarter
•	Achieved 3.9% First Quarter Same-Store RevPAR Growth over Prior Year*
•	Expanded First Quarter Same-Store Hotel EBITDA Margin by 60 Basis Points to 38.9% over Prior Year*

FIRST QUARTER PORTFOLIO ACCOMPLISHMENTS

•	Acquired Two New Investment Platform Hotels for Approximately $36.1 million
•	Sold Two Legacy Assets Generating $8.2 million in Gross Proceeds

*New investment platform hotels only; Includes results prior to our ownership to illustrate same-store performance

MANAGEMENT COMMENTARY

Bill Blackham, Condor’s Chief Executive Officer, commented:

“With the transformation of Condor substantially complete, we continued to deliver strong operating results in the first quarter of 2018 due to our differentiated acquisition strategy of acquiring relatively new high-quality select-service hotels mostly in leading secondary markets.  We achieved 3.9% same-store RevPAR growth and expanded hotel EBITDA margins by 60 bps on our new investment platform hotels.  Our differentiated investment thesis and our intensive asset management efforts are responsible for our favorable operating performance in the quarter.

In addition to our strong operating results, we also achieved notable portfolio accomplishments.  In the first quarter, we sold two legacy hotel assets generating gross proceeds of $8.2 million and acquired two new investment platform hotels, located in Austin and Charleston, for $36.1 million.  We now have only three legacy hotels remaining, one of which is under contract to be sold.  Additionally, with the acquisition of the two new investment platform hotels, we have now assembled a portfolio of 15 high-quality, select-service assets in attractive growth markets with an average age of less than 4 years.”

FINANCIAL SUMMARY

At March 31, 2018, the Company’s total portfolio included 18 hotels, representing 2,215 rooms.

Total Company Financial Results

($ in millions except per share amounts)

	Three months ended March 31,
	2018	2017	Change
Revenue	$16.7	$10.4	61.0%
Net Earnings (Loss) Attributable to Common Shareholders	$0.6	$(14.0)	N/A
Diluted Earnings (Loss) per Share	$0.05	$(4.75)	N/A

Funds from Operations (FFO)*	$3.3	$(0.7)	N/A
FFO per Diluted Share*	$0.26	$(4.19)	N/A
Adjusted FFO*	$3.5	$0.3	994.4%
Adjusted FFO per Diluted Share*	$0.29	$0.10	190.0%

Hotel EBITDA*	$7.4	$4.0	83.8%
Adjusted EBITDAre*	$5.8	$2.5	135.7%

*Please see the Reg. G reconciliation tables at the end of this release.

The improvement in year-over-year financial performance was primarily driven by higher revenue and higher margins from the New Investment Platform hotels.

NEW INVESTMENT PLATFORM

At March 31, 2018, the Company’s new investment platform included 15 hotels, representing 1,908 rooms.

New Investment Platform Operational Results**

($ in millions except per share amounts and operating metrics)

	Three months ended March 31,
	2018	2017	Change
Same-Store RevPAR	$102.01	$98.16	3.9%
Same-Store Occupancy	79.74%	79.39%	0.4%
Same-Store ADR	$127.93	$123.64	3.5%

Same-Store Hotel EBITDA*^	$6.2	$6.2	1.0%
Same-Store Hotel EBITDA Margin*	38.9%	38.3%	0.6%

*Please see the Reg. G reconciliation tables at the end of this release.

**Financial results presented above include results from prior to our ownership.

^Due to differences in the allocation of JV preferred returns, JV activity was 100% attributed to Condor in the first quarter of 2017 and 80% attributed to Condor in the first quarter of 2018

LEGACY PLATFORM

At March 31, 2018, the Company’s legacy platform included 3 hotels, representing 307 rooms.

Legacy Platform Operational Results*

($ in millions except per share amounts and operating metrics)

	Three months ended March 31,
	2018	2017	Change
Same-Store RevPAR	$49.91	$51.01	-2.2%
Same-Store Occupancy	68.82%	74.69%	-7.9%
Same-Store ADR	$72.51	$68.29	6.2%

Same-Store Hotel EBITDA*	$0.4	$0.4	-1.8%
Same-Store Hotel EBITDA Margin*	25.9%	25.8%	0.2%

* Please see the Reg. G reconciliation tables at the end of this release.

PORTFOLIO ACTIVITY

The Company’s investment strategy is to assemble a portfolio of premium-branded, select-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on MSAs ranked between 20 to 60. Since restarting its portfolio transformation in 2015, the Company has acquired 14 high-quality select-service hotels representing 1,808 rooms in its target markets for a total purchase price of approximately $277 million. Additionally, during this time, the Company has sold 52 legacy assets for a total gross sales price of approximately $153 million.

Acquisitions

During the first quarter of 2018, the Company acquired the TownePlace Suites Austin North Tech Ridge and the Home2 Suites Summerville-Charleston in South Carolina for a combined purchase price of $36.1 million.  Aimbridge Hospitality was retained as the manager of the TownePlace Suites while Inn Ventures is the manager of our new Home2 Suites.

Dispositions

During the first quarter of 2018, the Company sold the Supertel Inn in Creston, IA for $2.1 million and the Comfort Suites in South Bend, IN for $6.1 million.  Net proceeds from the sales were applied to outstanding debt on the Company’s $150 million secured credit facility.  The Company has only three legacy hotels remaining in the portfolio, and one of these hotels is currently under contract for sale while another is being marketed for sale.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

As of March 31, 2018, the Company had cash and cash equivalents (including restricted cash) of $9.6 million and available revolver lending capacity of $3.3 million.  As of March 31, 2018, the Company had total outstanding long-term debt of $145.0 million associated with assets held for use with a weighted average maturity of 2.8 years and a weighted average interest rate of 4.29%.

During the first quarter of 2018, the Company sold 12,334 shares of common stock under the ATM program at an average sales price of $10.40 per share for net proceeds totaling approximately $103,000.

CAPITAL INVESTMENTS

The Company invested $0.7 million in capital improvements throughout the portfolio in the quarter ended March 31, 2018, to upgrade its properties and maintain brand standards.

OUTLOOK AND GUIDANCE

The Company reiterates its previously announced 2018 Outlook Forecast as included below.  Condor plans to reexamine full year 2018 guidance following the end of the second quarter of 2018.

2018 Outlook ($ in millions except per share amounts)	Low	High
RevPAR growth (13 new investment platform hotels owned as of December 31, 2017)	3.0%	4.5%
2018 Outlook for 17-Hotel Portfolio
Forecast hotel revenue	$74.0	$75.4
Forecast net earnings	$1.7	$2.5
Forecast earnings per share - Diluted	$0.09	$0.16
Forecast Hotel EBITDA*	$28.8	$29.7
Forecast AFFO per common share and common unit - Diluted*	$1.13	$1.19

*Please see the Reg. G reconciliation tables at the end of this release.

DIVIDENDS

On March 22, 2018, the Board of Directors declared a quarterly cash common stock dividend of $0.195 per share for the first quarter of 2018.  The common stock dividend represented an annualized yield of approximately 7.6% based on the closing price of the Company’s common shares on March 21, 2018.  The first quarter dividend was paid on April 9, 2018 to shareholders of record as of April 2, 2018.

EARNINGS CALL

The Company will conduct its quarterly conference call on Thursday,  May 10, 2018, at 9:30 AM ET.  To participate in the conference call, dial 1-877-425-9470 [International: 1-201-389-0878] approximately ten minutes before the call begins.

A live webcast of the Earnings Call will also be available through the Company's website. To access, log on to http://condorhospitality.com ten minutes prior to the call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://condorhospitality.com.

About Condor Hospitality Trust, Inc.

Condor Hospitality Trust, Inc. (NYSE American: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded, select-service, extended-stay, and limited-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on the top 20 to 60 MSAs. The Company currently owns 18 hotels in 10 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, and InterContinental Hotels.

Forward-Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual events, results or performance to differ from those projected presented in the forward-looking statement. These forward-looking statements are based on assumptions that management has made in light of experience in the business in which the Company operates, as well as other factors management believes to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of events, performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect events, performance or results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, risk factors described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

SELECTED FINANCIAL DATA:

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

 (Unaudited - In thousands, except share and per share data)

	As of
	March 31, 2018	December 31, 2017

Assets
Investment in hotel properties, net	$240,307	$205,730
Investment in unconsolidated joint venture	7,616	7,747
Cash and cash equivalents	4,609	5,441
Restricted cash, property escrows	4,983	4,894
Accounts receivable, net	1,995	1,707
Prepaid expenses and other assets	2,274	3,220
Derivative assets, at fair value	818	391
Investment in hotel properties held for sale, net	6,115	13,850
Total Assets	$268,717	$242,980

Liabilities and Equity

Liabilities
Accounts payable, accrued expenses, and other liabilities	$6,835	$7,046
Dividends and distributions payable	2,479	2,470
Convertible debt, at fair value	1,049	1,069
Long-term debt, net of deferred financing costs	141,825	112,621
Long-term debt related to hotel properties held for sale, net of deferred financing costs	6,007	7,960
Total Liabilities	158,195	131,166

Equity
Shareholders' Equity
Preferred stock, 40,000,000 shares authorized:
6.25% Series E, 925,000 shares authorized, $.01 par value, 925,000 shares outstanding, liquidation preference of $9,395	10,050	10,050
Common stock, $.01 par value, 200,000,000 shares authorized; 11,873,139 and 11,833,573 shares outstanding	119	118
Additional paid-in capital	231,071	230,727
Accumulated deficit	(132,164)	(130,489)
Total Shareholders' Equity	109,076	110,406
Noncontrolling interest in consolidated partnership (Condor Hospitality Limited Partnership), redemption value of $925 and $871	1,446	1,408
Total Equity	110,522	111,814

Total Liabilities and Equity	$268,717	$242,980

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited - In thousands, except per share data)

	Three months ended March 31,
	2018	2017
Revenue
Room rentals and other hotel services	$16,679	$10,361
Operating Expenses
Hotel and property operations	10,414	7,613
Depreciation and amortization	2,259	1,051
General and administrative	1,869	1,492
Acquisition and terminated transactions	19	502
Equity transactions	-	343
Total operating expenses	14,561	11,001
Operating income (loss)	2,118	(640)
Net loss on disposition of assets	(24)	(3)
Equity in earnings of joint venture	229	111
Net gain on derivatives and convertible debt	447	175
Other expense, net	(14)	(1)
Interest expense	(1,928)	(971)
Loss on debt extinguishment	-	(800)
Impairment (loss) recovery, net	93	(271)
Earnings (loss) from continuing operations before income taxes	921	(2,400)
Income tax expense	(129)	-
Net earnings (loss)	792	(2,400)
(Earnings) loss attributable to noncontrolling interest	(6)	50
Net earnings (loss) attributable to controlling interests	786	(2,350)
Dividends declared and in kind dividends deemed on preferred stock	(144)	(11,603)
Net earnings (loss) attributable to common shareholders	$642	$(13,953)

Earnings per Share
Total - Basic Earnings (Loss) per Share	$0.05	$(4.75)
Total - Diluted Earnings (Loss) per Share	$0.05	$(4.75)

Reconciliation of Non-GAAP Financial Measures (Unaudited)

Non-GAAP financial measures are measures of our historical financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  We report Funds from Operations (“FFO”), Adjusted FFO (“AFFO”), Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), EBITDA for real estate (“EBITDAre”), Adjusted EBITDAre, and Hotel EBITDA as non-GAAP measures that we believe are useful to investors as key measures of our operating results and which management uses to facilitate a periodic evaluation of our operating results relative to those of our peers.  Our non-GAAP measures should not be considered as an alternative to U.S. GAAP net earnings as an indication of financial performance or to U.S. GAAP cash flows from operating activities as a measure of liquidity.  Additionally, these measures are not indicative of funds available to fund cash needs or our ability to make cash distributions as they have not been adjusted to consider cash requirements for capital expenditures, property acquisitions, debt service obligations, or other commitments.

FFO and AFFO

The following table reconciles net earnings (loss) to FFO and AFFO for the three months ended March 31, 2018 and 2017 (in thousands). All amounts presented include our portion of the results of our unconsolidated Atlanta JV.

	Three months ended March 31,
Reconciliation of Net earnings (loss) to FFO and AFFO	2018	2017
Net earnings (loss)	$792	$(2,400)
Depreciation and amortization expense	2,259	1,051
Depreciation and amortization expense from JV	285	354
Net loss on disposition of assets	24	3
Net loss on disposition of assets from JV	7	1
Impairment loss (recovery), net	(93)	271
FFO	3,274	(720)
Dividends declared and in kind dividends deemed on preferred stock	(144)	(11,603)
FFO attributable to common shares and common units	3,130	(12,323)
Net gain on derivatives and convertible debt	(447)	(175)
Acquisition and terminated transactions expense	19	502
Equity transactions expense	-	343
Loss on debt extinguishment	-	800
Stock-based compensation and LTIP expense	402	77
Amortization of deferred financing fees	353	136
Amortization of deferred financing fees from JV	45	57
Non-recurring dividends above stated rates declared and in kind dividends deemed on preferred stock	-	10,903
AFFO attributable to common shares and common units	$3,502	$320

FFO attributable to common shares and common units - Basic Shares	$3,130	$(12,323)
Preferred dividends and fair value adjustments	111	-
FFO attributable to common shares and common units - Diluted Shares	$3,241	$(12,323)

FFO per common share and common unit - Basic	$0.26	$(4.19)
FFO per common share and common unit - Diluted	$0.26	$(4.19)

Weighted average common shares and common units - Basic FFO	11,835,279	3,089,987
Weighted average common shares and common units - Diluted FFO	12,536,203	3,089,987

AFFO attributable to common shares and common units - Basic Shares	$3,502	$320
Convertible note interest	16	-
Preferred dividends at stated rates	144	-
AFFO attributable to common shares and common units - Diluted Shares	$3,662	$320

AFFO per common share and common unit - Basic	$0.30	$0.10
AFFO per common share and common unit - Diluted	$0.29	$0.10

Weighted average common shares and common units - Basic	11,835,279	3,089,987
Weighted average common shares and common units - Diluted	12,633,472	3,106,961

We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net earnings or loss computed in accordance with GAAP, excluding gains or losses from sales of real estate assets, impairment, and the depreciation and amortization of real estate assets.  FFO is calculated both for the Company in total and as FFO attributable to common shares and common units, which is FFO reduced by preferred stock dividends.  AFFO is FFO attributable to common shares and common units adjusted to exclude items we do not believe are representative of the results from our core operations, including non-cash gains or losses on derivatives and convertible debt, stock-based compensation expense, amortization of certain fees, losses on debt extinguishment, and in-kind dividends above stated rates, and cash charges for acquisition and equity transaction costs. All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

We consider FFO to be a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance.  We believe that AFFO provides useful supplemental information to investors regarding our ongoing operating performance that, when considered with net income and FFO, is beneficial to an investor’s understanding of our operating performance. We present FFO and AFFO per common share and common unit because our common units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to common shares and common units.

EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

The following table reconciles net earnings (loss) to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA for the three months ended March 31, 2018 and 2017 (in thousands). All amounts presented our portion of the results of our unconsolidated Atlanta JV.

	Three months ended March 31,
Reconciliation of Net earnings (loss) to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA	2018	2017
Net earnings (loss)	$792	$(2,400)
Interest expense	1,928	971
Interest expense from JV	492	662
Loss on debt extinguishment	-	800
Income tax expense	129	-
Depreciation and amortization expense	2,259	1,051
Depreciation and amortization expense from JV	285	354
EBITDA	5,885	1,438
Net loss on disposition of assets	24	3
Net loss on disposition of assets from JV	7	1
Impairment loss (recovery), net	(93)	271
EBITDAre	5,823	1,713
Net gain on derivatives and convertible debt	(447)	(175)
Stock-based compensation and LTIP expense	402	77
Acquisition and terminated transactions expense	19	502
Equity transactions expense	-	343
Adjusted EBITDAre	5,797	2,460
General and administrative expense, excluding stock compensation and LTIP expense	1,467	1,415
Other expense, net	14	1
Unallocated hotel and property operations expense	89	132
Hotel EBITDA	$7,367	$4,008

Revenue	$16,679	$10,361
JV revenue	2,618	2,989
Condor and JV revenue	$19,297	$13,350
Hotel EBITDA as a percentage of revenue	38.2%	30.0%

We calculate EBITDA, EBITDAre, and Adjusted EBITDAre by adding back to net earnings or loss certain non-operating expenses and certain non-cash charges which are based on historical cost accounting that we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods. In calculating EBITDA, we add back to net earnings or loss interest expense, loss on debt extinguishment, income tax expense, and depreciation and amortization expense.  NAREIT adopted EBITDAre in order to promote an industry-wide measure of REIT operating performance.  We adjust EBITDA by adding back net gain/loss on disposition of assets and impairment charges to calculate EBITDAre.  To calculate Adjusted EBITDAre, we adjust EBITDAre to add back acquisition and terminated transactions expense and equity transactions expense, which are cash charges. We also add back stock –based compensation expense and gain/loss on derivatives and convertible debt, which are non-cash charges.  EBITDA, EBITDAre, and Adjusted EBITDAre, as presented, may not be comparable to similarly titled measures of other companies.

We believe EBITDA, EBITDAre, and Adjusted EBITDAre to be useful additional measures of our operating performance, excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization expense), and other items we do not believe are representative of the results from our core operations.

The Company further excludes general and administrative expenses, other non-operating income or expense, and certain hotel and property operations expenses that are not allocated to individual properties in assessing hotel performance (primarily certain general liability and other insurance costs, land lease costs, and office and banking fees) from Adjusted EBITDAre to calculate Hotel EBITDA.  Hotel EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Hotel EBITDA is intended to isolate property level operational performance over which the Company’s hotel operators have direct control.  We believe Hotel EBITDA is helpful to investors as it better communicates the comparability of our hotels’ operating results for all of the Company’s hotel properties and is used by management to measure the performance of the Company’s hotels and the effectiveness of the operators of the hotels.

Same-Store Revenue and Hotel EBITDA

The following tables present our same-store revenue, Hotel EBITDA, and Hotel EBITDA margin broken down by property type for the three months ended March 31, 2018 and 2017 (in thousands) and reconcile these same-store measures to total revenue and Hotel EBITDA as presented above.  Same-store results include all our hotels owned at March 31, 2018, with the exception of the Austin TownePlace Suites, opened on January 3, 2017, and the Summerville Home2 Suites, opened on July 18, 2017 (no prior period results available) and reflect the performance of these hotels during the entire period, regardless of our ownership during the period presented.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors.  All amounts presented operations as well as our portion of the results of our unconsolidated Atlanta Aloft JV.  Results for periods prior to the Company’s ownership have not been included in the Company’s actual consolidated financial statements and are included here only for comparison purposes.

	Revenue - Reconciliation of Same-Store to Actual
	Three months ended March 31,
	2018	2017
Condor and JV Revenue – Actual*	$19,297	$13,350
Revenue earned on properties owned at March 31, 2018 prior to the Company’s ownership, excluding the Austin TownePlace Suites and the Summerville Home2 Suites	-	7,094
Revenue earned on properties disposed of prior to March 31, 2018 during the period of ownership	(397)	(2,818)
Revenue earned on Austin TownePlace Suites and Summerville Home2 Suites subsequent to ownership	(1,413)	-
Total Revenue – Same-Store*	$17,487	$17,626

	Revenue – Same-Store by Type
	Three months ended March 31,
	2018	2017
New investment platform*	$16,015	$16,119
Legacy held for use	265	379
Legacy held for sale	1,207	1,128
Total Revenue – Same-Store*	$17,487	$17,626

	Hotel EBITDA – Reconciliation of Same-Store to Actual
	Three months ended March 31,
	2018	2017
Condor and JV Hotel EBITDA – Actual*	$7,367	$4,008
Hotel EBITDA earned on properties owned at March 31, 2018 prior to the Company’s ownership, excluding the Austin TownePlace Suites and the Summerville Home2 Suites	-	2,993
Hotel EBITDA earned on properties disposed of prior to March 31, 2018 during the period of ownership	(42)	(436)
Hotel EBITDA earned on Austin TownePlace Suites and Summerville Home2 Suites subsequent to ownership	(707)	-
Total Hotel EBITDA – Same-Store*	$6,618	$6,565

	Hotel EBITDA – Same-Store by Type
	Three months ended March 31,
	2018	2017
New investment platform*	$6,237	$6,177
Legacy held for use	43	77
Legacy held for sale	338	311
Total Hotel EBITDA – Same-Store*	$6,618	$6,565

	Hotel EBITDA Margin by Property Type
	Three months ended March 31,
	2018	2017
New investment platform	38.9%	38.3%
Legacy held for use	16.2%	20.3%
Legacy held for sale	28.0%	27.6%
Total Portfolio – Same-Store	37.8%	37.2%

*Due to differences in the allocation of JV preferred returns, JV activity was 100% attributed to Condor in the first quarter of 2017 and 80% attributed to Condor in the first quarter of 2018

Non-GAAP Measures Included in 2018 Guidance and Outlook

The following tables reconcile forecast net earnings to forecast FFO and AFFO and forecast EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA for the year ending December 31, 2018 (in millions, except per share amounts) using the definitions of these non-GAAP measures as discussed above.

2018 Outlook ($ in millions except per share amounts)	Low	High
RevPAR growth (13 new investment platform hotels owned as of December 31, 2017)	3.0%	4.5%
2018 Outlook for 17-Hotel Portfolio
Forecast hotel revenue	$74.0	$75.4
Forecast net earnings	$1.7	$2.5
Forecast earnings per share - Diluted	$0.09	$0.16
Forecast Hotel EBITDA*	$28.8	$29.7
Forecast AFFO per common share and common unit - Diluted*	$1.13	$1.19

	Low	High
Forecast net earnings	$1.7	$2.5
Interest expense	8.5	8.5
Depreciation and amortization expense	11.4	11.4
Forecast EBITDA	21.5	22.4
Net gain on disposition of assets	-	-
Forecast EBITDAre	21.5	22.4
Acquisitions and terminated transactions expense	-	-
Stock-based compensation and LTIP expense	1.0	1.0
Forecast Adjusted EBITDAre	22.5	23.4
Cash general and administrative expense and other expenses	6.3	6.3
Forecast Hotel EBITDA (17 Hotels)	$28.8	$29.7

	Low	High
Forecast net earnings	$1.7	$2.5
Depreciation and amortization expense	11.4	11.4
Net gain on disposition of assets	-	-
Forecast FFO	13.1	13.9
Preferred dividends	(0.6)	(0.6)
Forecast FFO attributable to common shares and common units	12.5	13.3
Acquisitions and terminated transactions expense	-	-
Stock-based compensation and LTIP expense	1.0	1.0
Amortization of deferred financing fees	0.2	0.2
Forecast AFFO attributable to common shares and common units - Basic	$13.7	$14.5

Forecast AFFO attributable to common shares and common units - Diluted	$14.3	$15.1
Forecast AFFO per common share and common unit - Diluted	$1.13	$1.19
Diluted common shares and common units	12.7	12.7

Condor Hospitality Trust, Inc. Operating Statistics

The following tables present our same-store occupancy, ADR, and RevPAR for all our hotels owned at March 31, 2018, with the exception of the Austin TownePlace Suites, which was opened on January 3, 2017, and Summerville, SC Home2 Suites which was opened on July 18, 2017 (no prior period results available).  Same-store occupancy, ADR, and RevPAR reflect the performance of hotels during the entire period, regardless of our ownership during the period presented.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors.  The performance metrics for the hotel acquired through our Atlanta JV, also presented below, reflect 100% of the operating results of the property, including our interest and the interest of our partner.

	Three months ended March 31,
	2018			2017
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Solomons Hilton Garden Inn	73.41%	$125.74	$92.30	73.58%	$118.70	$87.33
Atlanta Hotel Indigo	81.13%	$108.30	$87.87	74.07%	$104.45	$77.37
Jacksonville Courtyard by Marriott	85.04%	$113.26	$96.31	76.02%	$114.83	$87.29
San Antonio SpringHill Suites	86.36%	$143.28	$123.74	81.49%	$140.69	$114.66
Leawood Aloft	63.41%	$127.49	$80.84	74.00%	$126.10	$93.31
Lexington Home2 Suites	74.51%	$103.30	$76.97	74.23%	$105.56	$78.35
Round Rock Home2 Suites	86.48%	$120.15	$103.91	85.37%	$123.17	$105.16
Tallahassee Home2 Suites	84.23%	$130.54	$109.95	80.79%	$124.91	$100.92
South Haven Home2 Suites	81.26%	$110.84	$90.07	89.22%	$111.59	$99.56
Lake Mary Hampton Inn & Suites	86.22%	$154.76	$133.44	84.89%	$132.62	$112.58
Austin Residence Inn	83.43%	$135.16	$112.76	77.57%	$141.54	$109.80
El Paso Fairfield Inn	75.92%	$99.69	$75.69	77.89%	$109.61	$85.38
Wholly owned new investment platform properties	79.78%	$123.56	$98.57	78.84%	$121.52	$95.80
Atlanta Aloft JV	79.49%	$152.80	$121.46	82.52%	$135.12	$111.50
Total new investment platform	79.74%	$127.93	$102.01	79.39%	$123.64	$98.16

Legacy hotels held for sale	74.44%	$71.43	$53.17	72.78%	$67.84	$49.38
Legacy hotels held for use	45.61%	$79.81	$36.40	82.59%	$69.93	$57.76
Total legacy	68.82%	$72.51	$49.91	74.69%	$68.29	$51.01

Total portfolio	78.06%	$120.41	$93.99	78.67%	$115.55	$90.90

Austin TownePlace Suites (1)	82.56%	$126.63	$104.55	59.71%	$108.42	$64.73
Summerville Home2 Suites (1)	87.28%	$119.94	$104.68	-	$-	$-

1 | Excluded from the Total new investment platform calculation because the hotel was not operational for the entirety of the three months ended March 31, 2017

Condor Hospitality Trust, Inc.
Property List | As of the Date of this Release

New Investment Platform | Acquired from January 1, 2012 - May 9, 2018
	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
1	Hilton Garden Inn	Dowell/Solomons	MD	100	05/25/2012	$11.5
2	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
3	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
4	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
5	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
6	Aloft	Leawood	KS	156	12/14/2016	$22.5
7	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
8	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
9	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
10	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
11	Hampton Inn & Suites	Lake Mary	FL	130	06/19/2017	$19.3
12	Fairfield Inn & Suites	El Paso	TX	124	08/31/2017	$16.4
13	Residence Inn	Austin	TX	120	08/31/2017	$22.4
14	TownePlace Suites	Austin	TX	122	01/18/2018	$19.8
15	Home2 Suites	Summerville	SC	93	02/21/2018	$16.3
	Total New Investment Platform			1,908		$288.1

Current Legacy Hotel Portfolio
	Hotel Name	City	State	Rooms	Acquisition Date	Status (2)
16	Super 8	Creston	IA	121	09/19/1978	HFS
17	Quality Inn	Solomons	MD	59	06/01/1986	Hold
18	Comfort Suites	Ft. Wayne	IN	127	11/07/2005	HFS
	Total			307

	Total Portfolio | As of May 9, 2018			2,215

1 | Owned 80% by Condor
2| HFS indicates the asset was marketed as held for sale at March 31, 2018

52 Dispositions | For Period January 1, 2015 - May 9, 2018
	Hotel Name	City	State	Rooms	Disposition Date	Gross Proceeds (in millions)
1	Super 8	West Plains	MO	49	01/15/2015	$1.5
2	Super 8	Green Bay	WI	83	01/29/2015	$2.2
3	Super 8	Columbus	GA	74	03/16/2015	$0.9
4	Sleep Inn & Suites	Omaha	NE	90	03/19/2015	$2.9
5	Savannah Suites	Chamblee	GA	120	04/01/2015	$4.4
6	Savannah Suites	Augusta	GA	172	04/01/2015	$3.4
7	Super 8	Batesville	AR	49	04/30/2015	$1.5
8	Days Inn	Ashland	KY	63	07/01/2015	$2.2
9	Comfort Inn	Alexandria	VA	150	07/13/2015	$12.0
10	Days Inn	Alexandria	VA	200	07/13/2015	$6.5
11	Super 8	Manhattan	KS	85	08/28/2015	$3.2
12	Quality Inn	Sheboygan	WI	59	10/06/2015	$2.3
13	Super 8	Hays	KS	76	10/14/2015	$1.9
14	Days Inn	Glasgow	KY	58	10/16/2015	$1.8
15	Super 8	Tomah	WI	65	10/21/2015	$1.4
16	Rodeway Inn	Fayetteville	NC	120	11/03/2015	$2.6
17	Savannah Suites	Savannah	GA	160	12/22/2015	$4.0
	Total 2015			1,673		$54.7
18	Super 8	Kirksville	MO	61	01/04/2016	$1.5
19	Super 8	Lincoln	NE	133	01/07/2016	$2.8
20	Savannah Suites	Greenville	SC	170	01/08/2016	$2.7
21	Super 8	Portage	WI	61	03/30/2016	$2.4
22	Super 8	O'Neill	NE	72	04/25/2016	$1.7
23	Quality Inn	Culpeper	VA	49	05/10/2016	$2.2
24	Super 8	Storm Lake	IA	59	05/19/2016	$2.8
25	Clarion Inn	Cleveland	TN	59	05/24/2016	$2.2
26	Super 8	Coralville	IA	84	05/26/2016	$3.4
27	Super 8	Keokuk	IA	61	05/27/2016	$2.2
28	Comfort Inn	Chambersburg	PA	63	06/06/2016	$2.1
29	Super 8	Pittsburg	KS	64	08/08/2016	$1.6
30	Super 8	Mount Pleasant	IA	54	09/09/2016	$1.9
31	Quality Inn	Danville	KY	63	09/19/2016	$2.3
32	Super 8	Menomonie	WI	81	09/26/2016	$3.0
33	Comfort Inn	Glasgow	KY	60	10/14/2016	$2.4
34	Days Inn	Sioux Falls	SD	86	11/04/2016	$2.1
35	Comfort Inn	Shelby	NC	76	11/07/2016	$4.1
36	Comfort Inn	Rocky Mount	VA	61	11/17/2016	$2.2
37	Days Inn	Farmville	VA	59	11/17/2016	$2.4
38	Comfort Suites	Marion	IN	62	11/18/2016	$3.0
39	Comfort Inn	Farmville	VA	50	11/30/2016	$2.6
40	Quality Inn	Princeton	WV	50	12/05/2016	$2.1
41	Super 8	Burlington	IA	62	12/21/2016	$2.8
42	Savannah Suites	Atlanta	GA	164	12/22/2016	$2.9
	Total 2016			1,864		$61.4
43	Comfort Inn	New Castle	PA	79	03/27/2017	$2.5
44	Super 8	Billings	MT	106	03/28/2017	$4.2
45	Comfort Inn	Harlan	KY	61	04/03/2017	$1.9
46	Comfort Suites	Lafayette	IN	62	04/18/2017	$3.9
47	Key West Inn	Key Largo	FL	40	05/17/2017	$7.6
48	Quality Inn	Morgantown	WV	81	08/30/2017	$2.6
49	Days Inn	Bossier City	LA	176	09/13/2017	$1.4
50	Comfort Inn & Suites	Warsaw	IN	71	12/20/2017	$5.0
	Total 2017			676		$29.1
51	Supertel Inn/Conference Center	Creston	IA	41	01/25/2018	$2.1
52	Comfort Suites	South Bend	IN	135	03/15/2018	$6.1
	Total 2018			176		$8.2

	Total Dispositions			4,389		$153.4

14 Acquisitions | For Period January 1, 2015 - May 9, 2018
	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
1	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
2	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
3	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
4	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
5	Aloft	Leawood	KS	156	12/14/2016	$22.5
6	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
7	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
8	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
9	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
10	Hampton Inn & Suites	Lake Mary	FL	130	06/19/2017	$19.3
11	Fairfield Inn & Suites	El Paso	TX	124	08/31/2017	$16.4
12	Residence Inn	Austin	TX	120	08/31/2017	$22.4
13	TownePlace Suites	Austin	TX	122	01/18/2018	$19.8
14	Home2 Suites	Summerville	SC	93	02/21/2018	$16.3
	Total Acquisitions			1,808		$276.6

1 | Owned 80% by Condor